                                 PURCHASE NOTICE
                                 April 24, 2003

To: Pride International, Inc.

         The undersigned registered holder of the Zero Coupon Convertible Subordinated Debentures Due 2018 (the "Debentures") of Pride International, Inc. (the "Company") hereby acknowledges receipt of a Company Notice dated March 27, 2003, together with a Tender Offer Statement on Schedule TO filed by the Company with the Securities and Exchange Commission, relating to the purchase of Debentures by the Company as of April 24, 2003, and requests and instructs the Company (through the Paying Agent) to purchase the Debentures referred to below as of April 24, 2003, pursuant to the terms and conditions specified in (i) the Indenture referred to in the Company Notice and (ii) paragraph 6 of the Debentures.

         The undersigned hereby represents and warrants that (a) the undersigned has full power and authority to validly surrender the Debentures surrendered hereby; (b) when and to the extent the Company accepts such Debentures for purchase, the Company will acquire good and unencumbered title to them, free and clear of all security interests, liens, charges, encumbrances, conditional sales agreements or other obligations relating to their surrender or transfer, and not subject to any adverse claim; and (c) on request, the undersigned will execute and deliver any additional documents that the Paying Agent or the Company deems necessary or desirable to complete the surrender of the Debentures surrendered for purchase hereby and accepted for purchase.

Dated: _____________, 2003

--------------------------------------------------------------------------------
                             (Exact Name of Holder)

--------------------------------------------------------------------------------
                                  Signature(s)

Certificate No(s). of Debentures to be purchased: ______________________

Total Principal Amount at Maturity of Debentures to be purchased ($1,000 or integral multiple thereof):

$
 ----------------------


          (Note: if less than all of the Debentures represented by the certificates listed above are to be purchased, please indicate the principal amount at maturity to be purchased in respect of each certificate)